Exhibit 10.11

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO SAND SUPPLY AGREEMENT

This amendment (the “Amendment”), dated November 15, 2012 (the “Amendment Effective Date”), is by and between Superior Silica Sands LLC, a Texas limited liability company (the “Supplier”) and Schlumberger Technology Corporation, a Texas corporation (the “Customer”).  Customer and Supplier are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

Customer and Supplier entered into that certain Sand Supply Agreement (the “Agreement”) dated May 31, 2011, detailing and governing the Supplier’s products and/or services for Customer.  The Parties are now entering into this Amendment, in part, with respect to the “Barron Material” as defined in this Amendment, and the commitments relating to the Barron Material are in addition to, and not in replacement of, the Parties’ agreement, rights and obligations with respect to the Product from Supplier’s Kosse Facility and Supplier’s Wisconsin Facility as set forth in the Agreement.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

I.                                        I.                                        The Parties hereby amend the Agreement by adding the following provisions 1-12, which relate only to the “Barron Material” as defined below and in no way modify or otherwise relate to anything other than the “Barron Material”:

1.                                      Supplier will sell to Customer, and Customer will purchase from Supplier, Product produced from Supplier’s facilities located in and around Barron, WI (“Supplier’s Barron Facility”) in accordance with the terms of the Agreement as modified by the Amendment (“Barron Material”).

First Barron Supply Period Contract Year Ramp-Up Period	Barron Supply Period Monthly Minimum Tonnage	Barron Supply Period Annual Minimum Tonnage	Barron Supply Period Monthly Maximum Order
Month 1*	[***]		[***]
Month 2	[***]		[***]
Month 3 - 12	[***]		[***]
Total Annual Tons		[***]

*Prorated based on any mid-month Barron Supply Period Commencement Date.

Subsequent Barron Supply Period Contract Years	Barron Supply Period Monthly Minimum Tonnage	Barron Supply Period Annual Minimum Tonnage	Barron Supply Period Monthly Maximum Order
Months 1-12	[***]		[***]
Total Annual Tons		[***]

2.                                      For the purposes of this Amendment, the term (i) “Barron Supply Period Commencement Date” shall mean the day on which the expansion to Supplier’s Barron Facility is commissioned and operating as intended by Supplier, all as determined by Supplier, and such date shall be designated in a written notice sent to Customer at least 5 business days prior to such date, (ii) “Barron Supply Period Contract Year” shall mean a period of twelve (12) consecutive

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

calendar months beginning on the Barron Supply Period Commencement Date, and each successive period of twelve (12) calendar months during the Term, (iii) the term “Barron Supply Period” shall mean the portion of the Term commencing on the Barron Supply Period Commencement Date and (iv) the term “Ramp-Up Period” shall mean the first two months of the first Barron Supply Period Contract Year and the related adjustments shall be as reflected in the chart above.

3.                                      During each Barron Supply Period Contract Year, Customer will use its good faith commercially reasonable efforts to purchase from Supplier, and Supplier will use its good faith commercially reasonable efforts to sell to Customer, an amount of Barron Material that consists of Ottawa Product equal to (i) the “Barron Supply Period Annual Minimum Tonnage” as set forth in the chart above and (ii) at least [***%] of the Barron Supply Period Monthly Minimum Tonnage in each month thereof.  In addition, Customer agrees that in no event shall Supplier be required to deliver more than the “Barron Supply Period Monthly Maximum Order” as set forth in the chart above in any given month during the Barron Supply Period.

4.                                      It is estimated that it will take approximately one month for Supplier to build Supplier’s Barron Facility to produce the Barron Material from the time this Amendment is signed.

5.                                      Customer may purchase additional tons of Barron Material under this Agreement in excess of the Barron Supply Period Annual Minimum Tonnage requirement, subject to the availability of Barron Material as determined by Supplier at the time of Customer’s request.  With the written agreement of Supplier and Customer at the time of such order and subject to the limitations described in this Amendment, any Barron Material purchased by Customer will be applied to fulfill the take or pay requirements of Customer with respect to Supplier’s Wisconsin Facility during the applicable year; provided, however, that (i) any Barron Material applied to fulfill such take or pay requirements shall not in any way reduce Customer’s obligations to purchase Barron Material as described in this Amendment and (ii) to the extent Barron Material is applied to fulfill such take or pay requirements Supplier may elect to supply Product from and at either Supplier’s Wisconsin Facility or the Supplier’s Barron Facility in order to fulfill Supplier’s obligations to sell Barron Material as described in this Amendment.

6.                                      Payment terms are as provided in the Agreement, and all sales are subject to the Agreement.  In the event of any conflict between the terms set forth in this Amendment and the Agreement, the terms set forth in the body of the Agreement will control.

7.                                      The Parties will hold the terms of this Amendment in confidence in accordance with Section 8 of the Agreement.

8.                                      The Price for the Barron Material is as determined pursuant to Exhibit 2 of the Agreement as modified by this Amendment.

9.                                      All references to tons herein are to Tons as defined in the Agreement.

10.                               Section 2(c) of Exhibit 2 shall not apply to the Barron Material.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.                               All references to the following terms in the Agreement shall be substituted with the terms set forth opposite those terms solely with respect to matters relating to the Barron Material under the Agreement (provided that no such substitution shall apply in Sections 1.6.25, 1.6.53, 1.6.58, 1.6.59, 1.6.60, 1.6.61, 1.6.62, 1.6.63, 2, 3, and Exhibits 1 and 7):

Defined Term in Agreement:	Substituted Defined Term from Amendment:
Supplier’s Wisconsin Facility	Supplier’s Barron Facility
Wisconsin Supply Period	Barron Supply Period
Wisconsin Supply Period Annual Minimum Tonnage	Barron Supply Period Annual Minimum Tonnage
Wisconsin Supply Period Commencement Date	Barron Supply Period Commencement Date
Wisconsin Supply Period Contract Year	Barron Supply Period Contract Year
Wisconsin Supply Period Monthly Minimum Tonnage	Barron Supply Period Monthly Minimum Tonnage

12.                               For the avoidance of doubt, the Parties’ commitments relating to the Barron Material are in addition to, and not in replacement of, the Parties’ agreement, rights and obligations with respect to the Product from Supplier’s Kosse Facility and Supplier’s Wisconsin Facility as set forth in the Agreement.

II.                                  The Parties also hereby amend the Agreement as follows:

1.                                      By amending and restating in its entirety the third WHEREAS with the following:  “WHEREAS, Customer wishes to purchase Product from Supplier, which Customer will resell to its service recipients in the oilfield production industry.”

2.                                      By amending and restating in its entirety Section 10.1.5 with the following:  “Upon one hundred twenty (120) days written notice by Supplier to Customer at any time after the one-year anniversary of the expiration of the Repayment Period.”

3.                                      By deleting in its entirety subsection 10.2.3.

4.                                      By amending and restating in its entirety Section 10.2.5 with the following:

“Upon one hundred twenty (120) days written notice by Customer to Supplier at any time after the one-year anniversary of the expiration of the Repayment Period.”

5.                                      By adding the following as Section 12.17:

“12.17 Resale of Product.  Customer represents to Supplier that within 180 business days after title passes to Customer pursuant to Section 6, Customer will resell such Product to unrelated third parties (“Resale Transaction”).  In no event shall any Product purchased under this Agreement be utilized or otherwise consumed prior to the resale of such Product pursuant to a Resale Transaction.”

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.                                      By amending and restating in its entirety the first sentence of Section 2 of Exhibit 1 with the following:

“In consideration of receipt of the Prepayment Amount, during the Repayment Period only, the Price for Product purchased from Supplier and amounts paid as Annual True-Ups shall be reduced [***] per Ton.”

7.                                      By amending and restating in its entirety the pricing grid in Section 1(b) of Exhibit 2 with the following:

Product Type	Price per Ton
20/40 mesh	[***]
30/50 mesh	[***]
40/70 mesh	[***]
100 mesh	[***]

8.                                      By amending and restating in its entirety Section 1(e) of Exhibit 2 with the following:

“e.  Annual Price Adjustment.  On the one-year anniversary of the expiration of the Repayment Period and annually thereafter (each, an “Adjustment Date”) the Price shall be subject to adjustment (up or down) to match the percentage change in the BLS Producer Price Index:  Series ID PCU212322212322S — Industrial Sand Mining, Secondary Products.  At any Adjustment Date, the percentage change in the BLS Producer Price Index:  Series ID PCU212322212322S — Industrial Sand Mining, Secondary Products shall be calculated using the latest available monthly index over the monthly index for the prior Adjustment Date (or, in the case of the first Adjustment Date, the monthly index for October 1, 2011) and not on any average of the monthly index between the two measuring points.  Price adjustments will be calculated using the latest available monthly index figures on the review data and, for the avoidance of doubt, will not be reconciled with the monthly final index numbers.”

III.                             Except as specifically amended herein, all provisions of the Agreement shall remain unchanged and in full force and effect including, without limitation, Supplier’s obligation to sell and Customer’s obligation to purchase Product from Supplier’s Kosse Facility and Supplier’s Wisconsin Facility.  No representations, memoranda, agreements or other matters, oral or written, prior to the execution of this Amendment shall vary, alter or interpret the terms hereof.

Agreed and valid as of the Amendment Effective Date:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHLUMBERGER TECHNOLOGY CORPORATION	SUPERIOR SILICA SANDS LLC

/s/ Michael J. Skibicki	/s/ Richard J. Shearer
By	By

Michael J. Skibicki	Richard J. Shearer
Print Name	Print Name

VP Shared Services	President & CEO
Title	Title

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.